AMENDMENT NO. 1 TO LICENSE AGREEMENT

         This Amendment No. 1 to License Agreement (this "Amendment") is made as of June 13, 1996 by and between Metromedia Company, a Delaware general partnership, and Metromedia International Group, Inc., a Delaware corporation.

                              W I T N E S S E T H :

         WHEREAS, Metromedia Company (hereinafter "Licensor") and Metromedia International Group, Inc. (hereinafter, "Licensee") are parties to that certain License Agreement dated as of November 1, 1995 (the "License Agreement") pursuant to which Licensor granted to Licensee a license to use the Licensor's tradename and trademark "Metromedia" in accordance with the terms and conditions of the License Agreement; and

         WHEREAS, Licensor and Licensee are also parties to that certain Management Agreement dated as of November 1, 1995 (the "Management Agreement") whereby Licensor and Licensee have agreed that Licensor shall provide management services to Licensee; and

         WHEREAS, both Licensor and Licensee have agreed to amend the License Agreement to provide that the License Agreement shall be coterminous with the Management Agreement;

         NOW THEREFORE, in consideration of the mutual premises and covenants made herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1. Capitalized Terms.

          All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the License Agreement.

2. Termination.

     2.1 The first sentence of Paragraph 9 of the License Agreement is hereby deleted in its entirety and replaced with the following:

          "Licensor may terminate this Agreement upon one month's prior written notice to Licensee in the event that, and at any time after, (i) the expiration or termination of the Management Agreement, or (ii) upon a Change of Control (as hereinafter defined) of Licensee; or (iii) if any of the stock or all or substantially all of the assets of any of the subsidiaries of the Licensee are sold or transferred."


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     2.2 Subsection 9(c) of the Licensee Agreement is hereby deleted in its entirety and replaced with the following:

          "(c) upon the occurrence of a reorganization, merger, or consolidation where following consummation thereof, Licensor and its affiliates hold less than 10% of the combined voting power of all classes of Licensee's stock;

3. Miscellaneous.

     3.1 Except as specifically provided herein, nothing contained in this Amendment shall be deemed to modify in any respect the terms, provisions or conditions of the License Agreement, and such terms, provisions and conditions shall remain in full force and effect.

     3.2 This Amendment shall be binding upon and inure to the benefit of Licensor, Licensee, and their respective permitted successors and assigns.

     IN WITNESS WHEREOF, Licensor and Licensee have executed this Amendment as of the day and year first above written.

                                       LICENSOR:

                                       Metromedia Company

                                       By:___________________________________
                                          Robert A. Maresca
                                          Senior Vice President and Treasurer

                                       LICENSEE:

                                       Metromedia International Group, Inc.

                                       By:___________________________________
                                          Arnold L. Wadler
                                          Senior Vice President, Secretary
                                          and General Counsel